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                                                                    EXHIBIT 99.1

                      [AMERICAN WEST AIRLINES LETTERHEAD]


                                                            NEWS RELEASE

                                  Investor Contact: Nancy Gore
                                                    Phoenix, AZ (PDT)
                                                    602/693-2843

                                  Media Contact:    Patty Nowack
                                                    Phoenix, AZ (PDT)
                                                    602/693-5729


FOR IMMEDIATE RELEASE: Tuesday, June 17,1997

                       AMERICA WEST ANNOUNCES PRICING OF
                           PASS THROUGH CERTIFICATES

         PHOENIX (NYSE:AWA) -- America West Airlines, Inc. announced today the completion of its public offering of $93.9 million of Enhanced Pass Through Trust Certificates issued in connection with the refinancing of four Airbus A320 aircraft. The transaction closed on June 17, 1997.

         "America West is very pleased with the completion of this transaction and the attractive pricing of the Certificates," said W. Douglas Parker, senior vice president and chief financial officer. "The demand and pricing reflect the confidence of the financial markets in America West's financial condition and strategy."

         The Pass Through Certificates were issued in four classes, including $45.9 million of 7.33 percent Class A Certificates, $17.2 million of 7.40 percent Class B Certificates, $17.2 million of 7.53 percent Class C Certificates and $13.5 million of 8.12 percent Class D Certificates. The Class A, B, C and D Certificates were priced at, respectively, spreads of 77 basis points, 93.5 basis points, 113 basis points and 200 basis points over benchmark U.S. Treasury obligations. The combined effective interest rate on the $93.9 million financing will be 7.41 percent, indicating a blended spread of 95.1 basis points. Additional details about the Certificates are described in the attachment to this press release.

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America West Airlines
Pass Through Certificates/2


         The proceeds of the transaction were used to refinance indebtedness incurred by the owners of the aircraft leased to America West. Under the arrangements, the financial benefits of the transactions are shared among America West, the equity investors in leverage leases covering the aircraft and a U.S. subsidiary of GPA Group plc that was the original lessee under the restructured leases. America West benefits from the transaction by a reduction in rental expense of approximately $250,000 per year.

         Patrick Blaney, chief executive of GPA, said he was pleased by the success of the offering. "GPA has a long-standing and valued business relationship with America West. This refinancing is good for both America West and GPA, and reflects the high standing of both the A320 aircraft and America West in the financial markets."

         The Pass Through Certificates were issued by separate pass through trusts, which hold equipment notes secured by a security interest in the aircraft and an assignment of America West's leases. America West's obligations are limited to those under the leases. The Pass Through Certificates and the equipment notes will be non-recourse to the airline.

         The securities were underwritten by Morgan Stanley Dean Witter. The Pass Through Certificates have been registered under the Securities Act of 1933 but will not be listed an any exchange. Copies of the prospectus relating to the Pass Through Certificates may be obtained from Jacqueline Hayot at Morgan Stanley Dean Witter, 1585 Broadway, New York, NY 10036.

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America West Airlines
Pass Through Certificates/3


         America West, the nation's ninth largest airline, serves more than 90 destinations in the U.S., Canada and Mexico offering the same full-service product travelers have come to expect from other national airlines but with low fares. America West Airlines ranked number one in customer satisfaction among the nine major U.S. carriers for short-haul flights in this year's Airline Customer Satisfaction -- U.S. Flights Study conducted by Frequent Flyer Magazine and J. D. Power and Associates.

         America West Airlines is a wholly owned subsidiary of America West Holdings Corporation, an aviation and travel services company with annual sales of more than $1.7 billion.

                              -attachment follows-
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                             AMERICA WEST AIRLINES
                           1997-1 PASS THROUGH TRUSTS
                    PASS THROUGH CERTIFICATES, SERIES 1997-1

                              --------------------

                                SUMMARY OF TERMS

Common Terms
------------
Issuer:                                 America West Airlines, Inc.
Underwriter:                            Morgan Stanley Dean Witter
Series:                                 1997-1
Settlement:                             June 17, 1997
Issue Type:                             Enhanced Pass Through Equipment Trust
                                          Certificates

Class A
-------
Amount:                                 $45.9 million
Moody's Rating:                         A2
S & P Rating:                           AA-
Coupon:                                 7.33%
Spread:                                 77 bp over the 5 5/8% Treasury Note of
                                          February 2006
Final Expected Distribution Date:       July 2, 2008
Initial Average Life:                   8.66 years

Class B
-------
Amount:                                 $17.2 million
Moody's Rating:                         Baa2
S & P Rating:                           A-
Coupon:                                 7.40%
Spread:                                 93.5 bp over the 5 7/8% Treasury Note
                                          of February 2004
Final Expected Distribution Date:       July 2, 2005
Initial Average Life:                   6.63 years

Class C
-------
Amount:                                 $17.2 million
Moody's Rating:                         Ba1
S & P Rating:                           BBB-
Coupon:                                 7.53%
Spread:                                 113 bp over the 6 1/2% Treasury Note of
                                          May 2002
Final Expected Distribution Date:       January 2, 2004
Initial Average Life:                   4.89 years

Class D
-------
Amount:                                 $13.5 million
Moody's Rating:                         Ba3
S & P Rating:                           BB
Coupon:                                 8.12%
Spread:                                 200 bp over the 6 1/4% Treasury Note of
                                          May 1999
Final Expected Distribution Date:       July 2, 2001
Initial Average Life:                   1.99 years


                                    - AWA -